Exhibit 99.1

PRESS RELEASE	Contact: Jeff W. Dick
(703) 481-4567

MainStreet Bank provides Borrower Assistance

Fairfax, Virginia – May 20, 2020 - MainStreet Bank, a subsidiary of MainStreet Bancshares, Inc. (Nasdaq: MNSB) reported processing more than 1,000 Paycheck Protection Program (PPP) loans totaling $186 million.

MainStreet Bank has also provided loan forbearance to 227 businesses and 183 consumers during its first phase of the program.  The first phase was the borrower’s choice of either two months of deferred principal and interest or three months of interest-only payments.

During Phase 1 of the Bank’s forbearance program, approximately 29% of investor-owned commercial real estate customers and 30% of owner-occupied commercial real estate customers have received forbearance to-date.  Approximately 17% of our commercial and industrial (C&I) customers have also received forbearance.  Our consumer car loan portfolio continues to perform well with only 4.5% of the customers requiring forbearance at this point.

“The MainStreet Team has been working extremely long hours in order to take care of our customers,” said Chris Brockett, President of MainStreet Bancshares, Inc. and MainStreet Bank. “We are now moving into our second phase of forbearance, which is a deeper dive into the specific needs of each our business customers. The consumer lending team also continues to work with customers to provide payment deferrals on an as-needed basis.”

“Our goal is to do everything we can to ensure that our business and consumer customers endure during this pandemic crisis,” says Jeff W. Dick, Chairman and CEO of MainStreet Bancshares, Inc. and MainStreet Bank.  “The federal programs and regulatory easing that was quickly introduced has been extremely beneficial for small businesses and consumers during this pandemic.”

ABOUT MAINSTREET BANK:  MainStreet operates seven branches in Herndon, Fairfax, Fairfax City, McLean, Leesburg, Clarendon and on 1130 Connecticut Avenue in Washington, D.C.

MainStreet has 55,000 free ATMs and a fully integrated online and mobile banking solution.  The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has “put our bank” in well over 1,000 businesses in the metropolitan area.

MainStreet has a full complement of payment system services for third party payment providers.  MainStreet has a nationally known market leader and a highly experienced team ready to help payment providers create a solution perfect for their needs.

MainStreet has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction and commercial real estate.  MainStreet also works with the SBA to offer 7A and 504 lending solutions.  From mobile banking and Apple Pay to instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve its customer experience.

MainStreet Bank was the first community bank in the Washington, D.C. metropolitan area to offer a full online business banking solution.  MainStreet Bank was also the first bank headquartered in the Commonwealth of

Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance.  Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties.  The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel.

We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made.  In addition, our past results of operations are not necessarily indicative of future performance.